EXHIBIT 12.2



                            FORT HOWARD CORPORATION
                   COMPUTATION OF PRO FORM RATIO OF EARNINGS
                                TO FIXED CHARGES
                                  (UNAUDITED)
                         (IN THOUSANDS, EXCEPT RATIOS)


                                                             NINE MONTHS ENDED        YEAR ENDED
                                                             SEPTEMBER 30, 1994    DECEMBER 31, 1993
                                                                THE COMPANY           THE COMPANY
                                                                 PRO FORMA             PRO FORMA
                                                             ------------------    -----------------
Earnings:
  Income (loss) before taxes..............................        $ 14,483            $(2,002,870)
  Interest expense........................................         209,508                289,230
  One-fourth of operating lease rental expense............           1,550                  1,731
  Goodwill write-off and amortization of goodwill.........              --              2,023,003
                                                                ----------         -----------------
                                                                  $225,541            $   311,094
                                                                ----------         -----------------
                                                                ----------         -----------------
Fixed Charges:
  Interest expense........................................        $209,508            $   289,230
  Capitalized interest....................................           3,602                  8,369
  One-fourth of operating lease rental expense............           1,550                  1,731
                                                                ----------         -----------------
                                                                  $214,660            $   299,330
                                                                ----------         -----------------
                                                                ----------         -----------------
Pro forma ratio of earnings to fixed charges(1)...........            1.05                   1.04
                                                                ----------         -----------------
                                                                ----------         -----------------

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(1) For purposes of these computations, earnings consist of consolidated income
    (loss) before taxes plus fixed charges (excluding capitalized interest). Fixed charges consist of interest on indebtedness (including capitalized interest and amortization of deferred loan costs) plus that portion (deemed to be one-fourth) of operating lease rental expense representative of the interest factor.